Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Blake S. Drexler and Ernest J. Verrico, Sr. hereby jointly certify as follows:

They are the Executive Chairman and the Chief Financial Officer, respectively, of Bankwell Financial Group, Inc. (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Blake S. Drexler
Blake S. Drexler
Executive Chairman
Date: August 14, 2014

/s/ Ernest J. Verrico, Sr.
ERNEST j. verrico, sr.
Executive Vice President and Chief Financial Officer

Date: August 14, 2014